Exhibit 4.1

SUBSCRIPTION AGREEMENT

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

Mr. Santiago Figuereo

Chief Executive Officer

StageWood Consortium, Inc.

5200 Blue Lagoon Drive, Suite 235

Miami, FL 33126

Re:          StageWood Consortium, Inc.

Offering of up to 15,000,000 Shares of Common Stock (the “Shares”)

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in StageWood Consortium, Inc., a Delaware corporation (the “Company”) indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share of Common Stock is Five Dollars and No Cents ($5.00) and the aggregate price to be paid by the undersigned is referred to as the “Purchase Price”. The Purchase Price is payable by wire, check or ACH payable to “Prime Trust FBO Stagewood Consortium Reg A+” to the account designated by the Company or by such alternative payment method as may be indicated on the online platform found on the Company’s website at www.invest.stagewood.com. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Offering Circular (the “Offering Circular”). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement and/or through any online website is complete and accurate, and presents a true statement of the undersigned’s financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned understands that the Shares are being offered pursuant to an offering circular (the “Offering Circular”) filed with the SEC as part of the Offering Statement. The undersigned acknowledges that undersigned has received this Subscription Agreement, copies of the Offering Circular and Offering Statement including exhibits thereto (collectively, the “Offering Documents”) and any other information required by the undersigned to make an investment decision. The undersigned has also had an opportunity to question representatives of the Company and to obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned’s investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of this investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular or otherwise provided to the undersigned are mere estimates and may not reflect the actual results of the Company’s operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company’s discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this Offering and from your investment.

(iv) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned’s net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an “accredited investor,” as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiary of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an “accredited investor.”

(v) The undersigned recognizes that the purchase of the Shares involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Shares; (ii) the Shares are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), but they are not registered under the Act or any state securities law; (iii) there is only a limited trading market for the Shares, and there is no assurance that a more active one will ever develop, and thus, the undersigned may not be able to liquidate his, her or its investment; and (iv) an investor could suffer the loss of his, her or its entire investment.

(vi) The undersigned hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the undersigned by the Company or by any agent, sub-agent, officer, employee or affiliate of the Company and, in entering into this transaction, the undersigned is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the undersigned.

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate this investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state or jurisdiction indicated below his, her or its signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state or jurisdiction.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he, she or it resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor. The undersigned has read the section of the Offering Circular entitled “Investor Eligibility Standards” and hereby agrees to comply with all requirements of the USA PATRIOT Act and all other know-your-customer and anti-money-laundering laws and regulations. Furthermore, the undersigned hereby makes the representations set out in paragraphs (1) – (4) of the section of the “Investor Eligibility Standards” of the Offering Circular.

(xiv) The undersigned consents to, and agrees to be bound by all the terms of the bylaws of the Company, including but not limited to, any restrictions on voting rights and/or any transfer restrictions contained in said bylaws.

(xv) The undersigned acknowledges and agrees that there is no ready public market for the Shares and that there is no guarantee that a market for their resale will ever exist. The undersigned must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Shares on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended) with respect to facilitating trading or resale of the Securities. The undersigned acknowledges that undersigned is able to bear the economic risk of losing the undersigned’s entire investment in the Shares. The undersigned also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Shares.

3.Bank arrangements. Payment for the Shares shall be received by Prime Trust LLC (the “Escrow Agent”) from the undersigned by transfer of immediately available funds or other means approved by the Company at least two days prior to the applicable closing, in the amount as set forth on the signature page hereto. Upon such closing, the Escrow Agent shall release such funds to the Company.

4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent. The undersigned acknowledges and agrees that Dalmore Group, LLC has been engaged to serve as an accommodating broker-dealer and to provide certain technology and transaction facilitation. Dalmore Group, LLC is not participating as an underwriter. The undersigned acknowledges that Dalmore Group, LLC has neither solicited your investment in the Company, recommended the Shares, provided any advice, including investment advice, nor is Dalmore Group, LLC distributing the Offering Circular or making any oral representations concerning the offering. Dalmore Group, LLC has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on Dalmore Group, LLC’s involvement in this offering as any basis for a belief that it has done extensive due diligence.

5.Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned’s jurisdiction.

6.Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned’s investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker-dealers, placement agents, shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned’s representations and warranties herein or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney’s fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8.Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9. Governing Law. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida. The parties hereby agree that any dispute which may arise between them arising under the Federal Securities Laws and the Rules and Regulations promulgated thereunder, arising out of or in connection with this Subscription Agreement or otherwise out of the undersigned’s investment into the Issuer shall be adjudicated only before a Federal court located in Miami, FL, and they hereby submit to the exclusive jurisdiction of the federal courts located in Miami, FL with respect to any such action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other. The parties further agree that in the event of any dispute, action, suit or other proceeding arising out of or in connection with this Subscription Agreement, other than relating to claims under the federal securities laws, the Offering Circular or other matters related to this subscription brought by a Subscriber (or transferee), the Issuer (and each other defendant) shall recover all of such party’s attorneys’ fees and costs incurred in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, attorney’s fees shall be deemed to mean the full and actual costs of any investigation and of legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

10. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

11. This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the undersigned, this Subscription Agreement shall become a binding obligation of the undersigned with respect to the purchase of Interests as herein provided; subject, however, to the right hereby reserved by the Issuer to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW IMMEDIATELY.]

SUBSCRIPTION AGREEMENT SIGNATURE PAGES

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

	X $5 for each Share	= $ ______________
Number of Shares subscribed for		Purchase Price

Manner in which Title is to be held (Please Check One):

1.	Individual	7.	Trust/Estate/Pension or Profit Sharing Plan
			Date Opened:

2.	Joint Tenants with Right of Survivorship	8.	As a Custodian for

			Under the Uniform Gift to Minors Act of the State of

3.	Community Property	9.	Married with Separate Property

4.	Tenants in Common	10.	Keogh

5.	Corporation/Partnership/Limited Liability Company	11.	Tenants by the Entirety

6.	IRA	12.	Foundation described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

IF MORE THAN ONE SUBSCRIBER, EACH SUBSCRIBER MUST SIGN

EXECUTION BY NATURAL PERSONS

Exact Name in Which Title is to be Held

Name (Please Print)	Name of Additional Subscriber

Residence: Number and Street	Address of Additional Subscriber

City, State and Zip Code	City, State and Zip Code

Social Security Number	Social Security Number

Telephone Number	Telephone Number

Fax Number (if available)	Fax Number (if available)

E-Mail (if available)	E-Mail (if available)

(Signature)	(Signature of Additional Subscriber)

Accepted this ___ day of __________ 202__ on behalf of StageWood Consortium, Inc.

By:
Santiago Figuereo
Chief Executive Officer.

EXECUTION BY SUBSCRIBER WHICH IS AN ENTITY

(Corporation, Partnership, Trust, Etc.)

Name of Entity (Please Print)

Date of Incorporation or Organization: _________________
State of Principal Office:____________________________
Federal Taxpayer Identification Number:________________

Office Address

City, State and Zip Code

Telephone Number

Fax Number (if available)

E-Mail (if available)

[seal]
By:
Attest:	Name:
(If Entity is a Corporation)	Title:

* If Subscriber is a Registered Representative with a FINRA member firm, have the following acknowledgement signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Rule 3050 of the FINRA Conduct Rules

ACCEPTED this _____day of __________ 20__, on behalf of StageWood Consortium, Inc.
Name of FINRA Firm

By:	By:
Name:	Name:	Santiago Figuereo
Title:	Title:	Chief Executive Officer